Exhibit 10.19

SECURITY AGREEMENT – FEATURE FILM

This SECURITY AGREEMENT – FEATURE FILM (“Agreement”), dated as of December 28, 2017, is between MJW MEDIA, INC, a Delaware corporation (“Debtor”), and STADSC, LLC, an Arizona limited liability company (the “Secured Party”).

WHEREAS, Debtor has entered into that certain Amended and Restated Loan Agreement of even date herewith (as it may be amended, modified, extended, restated in whole or in part, and renewed from time to time, the “Loan Agreement”), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is to make a loan (the “Loan”) to Debtor and MANUSCRIPT PRODUCTIONS, LLC, an Arizona limited liability company, as Borrower, in the maximum principal amount of $2,745,797.00. References herein to “Obligations” shall mean all advances to, and debts, obligations and liabilities of Debtor to Secured Party under the Loan, including, without limitation, stated and additional interest thereon, all pledges, loan documents executed in connection therewith (“Loan Documents”), and any and all extensions, revisions, and renewals thereof, whether recovery thereon may be or hereafter becomes barred by any statutes of limitations, or whether the same may be or hereafter becomes otherwise unenforceable, and all obligations and liabilities of Debtor to Secured Party under this Agreement and any and all extensions, revisions, and renewals thereof.

WHEREAS, it is a condition precedent to the Secured Party’s making the Loan to Borrower under the Loan Agreement that the Debtor execute and deliver to the Secured Party a security agreement in substantially the form hereof; and

WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. The term “State,” as used herein, means the State of Arizona.

2. Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in the Collateral, as described on Exhibit A attached hereto and made a part hereof.

3. Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction or any other jurisdiction including any foreign jurisdiction, any initial financing statements and amendments thereto that (a) indicate the Collateral as all the collateral described on Exhibit A or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request. The Debtor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4. Representations and Warranties Concerning Debtor’s Legal Status. The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor’s exact legal name is that indicated on Schedule 1 hereto and on the signature page hereof, (b) the Debtor is an organization of the type set forth in Schedule 1 hereto, (c) Schedule 1 hereto accurately sets forth the Debtor’s chief executive office, as well as the Debtor’s mailing address, if different, and (d) all other information set forth on Schedule 1 hereto pertaining to the Debtor is accurate and complete.

5. Covenants Concerning Debtor’s Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address, and (b) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

6. Representations and Warranties Concerning Collateral, etc. The Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Loan Agreement (other than pre-existing claims that arose before the Debtor's acquisition of the same), (b) the Debtor holds no commercial tort claim, and (c) all other information provided by Debtor pertaining to the Collateral is accurate and complete.

7. Covenants Concerning Collateral, etc. The Debtor further covenants with the Secured Party as follows: (a) except for the security interest herein granted and liens permitted by this Agreement or the Loan Agreement, the Debtor shall be the owner of the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (b) the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party except for liens permitted by the Loan Agreement, (c) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (d) the Debtor will pay promptly when due all sales taxes, taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the ownership of such Collateral or incurred in connection with this Agreement, and (e) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein.

8. Insurance. The proceeds of any insurance, of any type, including business interruption insurance, in respect of any of the Collateral shall be paid to Secured Party to pay or prepay the Obligations in such order and amounts as Secured Party may select.

9. Collateral Protection Expenses; Preservation of Collateral.

9.1 Expenses Incurred by Secured Party. In the Secured Party’s discretion, if the Debtor fails to do so, the Secured Party after written notice to Debtor may discharge taxes and other encumbrances not permitted by this Agreement at any time levied or placed on any of the Collateral, maintain any of the Collateral and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any default or event of default.

9.2 Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

10. Securities and Deposits. The Secured Party may, at any time following and during the continuance of a default and event of default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Secured Party may, following and during the continuance of a default and event of default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations.

11. Notification to Account Debtors and Other Persons Obligated on Collateral. If an event of default shall have occurred and be continuing, the Debtor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if a default or an event of default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

12. Power of Attorney.

12.1 Appointment and Powers of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

(a) upon the occurrence and during the continuance of a default or an event of default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b) to the extent that the Debtor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.

12.2 Irrevocable Power. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

12.3 No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

13. Rights and Remedies.

13.1 If an event of default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtor have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least ten (10) days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that ten (10) days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an event of default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

13.2 If an event of default shall have occurred and be continuing, and in addition to any other rights and remedies, as a matter of right and without notice to Debtor or anyone claiming under Debtor, and without regard to the then value of the Collateral or the interest of Debtor therein, or the solvency of Debtor, Secured Party may seek the appointment of a receiver for Debtor and/or the Collateral. Debtor waives any right to a hearing or notice of hearing prior to the appointment of a receiver and irrevocably consents to such appointment. Such receiver shall have all of the usual powers and duties of receivers in like or similar cases and all of the powers and duties of Secured Party in case of entry as provided above and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Collateral or the date of expiration of any redemption period, unless such receivership is sooner terminated. All expenses incurred by the receiver or its agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the Obligations. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including reasonable attorneys’ fees incurred by the receiver and Secured Party, together with interest thereon at the default rate under the Note from the date incurred until paid, and the balance shall be applied toward the Obligations or in such other manner as the court may direct.

14. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (f) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (g) to dispose of assets in wholesale rather than retail markets, (h) to disclaim disposition warranties, (i) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (j) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 14 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 14. Without limitation upon the foregoing, nothing contained in this Section 14 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 14.

15. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

16. Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtor shall remain liable for any deficiency.

17. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its respective successors and assigns, and shall inure to the benefit of the Secured Party and its successors and assigns. No joint venture or fiduciary relationship or duty is created by this Agreement.

18. Severability. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement.

19. Choice of Law. This Agreement shall be governed by and construed and enforced exclusively in accordance with the laws of the State of Arizona without regard to conflicts of law principles. THE LAW OF THE STATE OF ARIZONA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY LAW, DEBTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT.

20. Venue. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST SECURED PARTY OR DEBTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN MARICOPA COUNTY, ARIZONA SUPERIOR COURT AND DEBTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF MARICOPA COUNTY, ARIZONA SUPERIOR COURT. NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE DEBT IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT SECURED PARTY MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND DEBTOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

21. Waiver of Trial by Jury. DEBTOR AND SECURED PARTY HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY ACTS OR OMISSIONS OF SECURED PARTY IN CONNECTION THEREWITH.

[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

MJW MEDIA, INC, a Delaware corporation

By:	/s/ Michael Witherill
Name:	Michael J. Witherill
Title:	CEO
“DEBTOR”

STADSC, LLC, an Arizona limited liability company

By:	/s/ David Coia
Name:	David S. Coia
Title:	Manager
“SECURED PARTY”

EXHIBIT A

Collateral Description

The “Collateral” consists of all of the following described property, whether now owned or hereafter acquired and wherever located, together with all replacements and substitutions therefor and all cash and non-cash proceeds (including insurance proceeds and any title and Uniform Commercial Code insurance proceeds) and products thereof, and, in the case of tangible property, together with all additions, attachments, accessions, parts, equipment and repairs now or hereafter attached or affixed thereto or used in connection therewith, excluding, however, any and all “consumer goods,” as defined in the Uniform Commercial Code of Arizona: All of Debtor’s right, title, and interest in:

(a) The feature theatrical motion picture presently entitled "The Manuscript" (the "Film").

(b) All rights in the Film; all contracted pre sales achieved to date for the Film; all contracted pre-sales from and after the date hereof for the Film; all tax credits for the Film; all rights in or for remaining unsold territories for the Film.

(c) The Film manuscript, story and fictional film characters and related film materials and any other media or creation that embody intellectual property.

(d) Works of authorship for the Film including the Film manuscript entitled "The Manuscript," characters, character names, images, illustrations, scenes, and related artwork, ideas, designs, text, logos, graphics, plans, documents, concepts, guides, displays, and prototypes, as well as any derivative works and/or improvements based on the foregoing.

(e) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles arising out of or related to the Film.

(f) All instruments, notes, chattel paper and documents arising out of or related to the Film.

(g) All general intangibles, including, but not limited to, (i) all patents, and all unpatented or unpatentable inventions; (ii) all trademarks, service marks, and trade names; (iii) all copyrights and literary rights; (iv) all computer software programs; (v) all mask works of semiconductor chip products; (vi) all trade secrets, proprietary information, production plans, drawings, processes and systems. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(h) All negotiable and nonnegotiable documents of title covering any Collateral.

(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral, and all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Collateral and sums due from a third party which has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

(j) All books, data and records pertaining to any Collateral, whether in the form of a writing, photograph, microfilm or electronic media, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory.

Schedule 1
Debtor Information

1. Name. The exact legal name of the Debtor as that name appears on its Articles of Organization and/or Articles of Incorporation is as follows: MJW MEDIA, INC, a Delaware corporation

2. Other Identifying Factors.

(a) The following is a mailing address for the Debtor: MJW Media, Inc, 1166 East Warner Road, #101-B, Gilbert, AZ 85296, Attn: Michael Witherill.

(b) If different from its indicated mailing address, the Debtor's place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

N/A

(c) The following is the type of organization of the Debtor: Corporation

(d) The following is the jurisdiction of the Debtor's organization: Delaware

3. Other Names, etc. The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five (5) years:

None

4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of accounts, instruments, chattel paper, general intangibles or mobile goods:

None

(b) The following are all other places of business of the Debtor in the United States of America or in a foreign jurisdiction:

Address	County	State

None

(c) The following are all other locations in the United States of America or in a foreign jurisdiction where any of the Collateral exists or is registered:

Address	County	State/Country

None

[End of Instrument]